                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 16, 1997 which appears in Storage Dimensions, Inc. Annual Report on Form 10-K for the year ended December 31, 1996.






/s/ Price Waterhouse LLP
--------------------------
PRICE WATERHOUSE LLP
San Jose, California
June 6, 1997